SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 20, 2012

EXA CORPORATION

(Exact Name of Registrant as Specified in Charter)

Delaware	001-35584	04-3139906
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

55 Network Drive, Burlington, Massachusetts 01803

(Address of principal executive offices) (Zip Code)

(781) 564-0200

(Registrant’s telephone number, including area code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below).

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On November 21, 2012, Exa Corporation (the “Company”) issued a press release announcing the appointment of Stephen P. Sarno as the Company’s Vice President of Finance and Chief Accounting Officer, effective November 20, 2012. Mr. Sarno will oversee the finance and accounting operations of the Company. A copy of the Company’s press release is attached hereto as Exhibit 99.1.

Prior to joining the Company, Mr. Sarno, 45, served as Senior Vice President, Finance and Corporate Controller at Education Holdings 1, Inc., formerly The Princeton Review, an educational resource company, from March 2011 to September 2012. From 2010 to 2011 he was an independent consultant, and during a portion of that period also served on an interim basis as Vice President, Corporate Controller at Mercury Computer Systems. From 2005 to 2009, Mr. Sarno was Vice President, Corporate Controller and Chief Accounting Officer at Sapient Corporation, a global professional services company. In addition, Mr. Sarno previously worked as a Senior Manager at PricewaterhouseCoopers LLP. Mr. Sarno holds an MBA from The McCombs School of Business at The University of Texas at Austin.

In connection with his appointment, Mr. Sarno is entitled to receive an annual base salary of $250,000 and is eligible for an annual bonus in an amount of up to $50,000. The Company has agreed that Mr. Sarno will be eligible to receive up to the full target bonus amount, without proration, for the Company’s current fiscal year ending on January 31, 2013. In the event that (i) Mr. Sarno’s position with the Company is eliminated, (ii) his position with the Company is altered such that his then-current compensation is reduced or his responsibilities are materially diminished and as a consequence he elects to terminate his employment with the Company or (iii) his employment with the Company is terminated for any reason other than his voluntary resignation or for cause, he will be entitled to continuation of his then-current salary and benefits for a period of not less than six months.

In addition, Mr. Sarno has been granted an option to purchase 25,000 shares of common stock of the Company at an exercise price equal to the closing price of the Company’s common stock on the effective date of the grant. Subject to Mr. Sarno’s continued employment, the options will vest in equal quarterly installments over a four-year period beginning on Mr. Sarno’s start date with the Company.

There are no arrangements or understandings between Mr. Sarno and any other persons pursuant to which he was selected as Vice President of Finance and Chief Accounting Officer and he has no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits

Exhibit No.	Description

99.1	November 21, 2012 press release entitled, “Exa Appoints Stephen P. Sarno as Vice President of Finance and Chief Accounting Officer”

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

EXA CORPORATION

By:	/s/ Stephen A. Remondi
Stephen A. Remondi
Chief Executive Officer

Date: November 21, 2012

Exhibit Index

Exhibit No.	Description

99.1	November 21, 2012 press release entitled, “Exa Appoints Stephen P. Sarno as Vice President of Finance and Chief Accounting Officer”

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